Exhibit 21
Subsidiaries of Radian Group Inc. (1)

Name	Domicile
Benevida Settlement Services LLC (2)	Delaware
Enhance Financial Services Group Inc.	New York
homegenius Inc.	Delaware
Homegenius Real Estate of Florida LLC	Delaware
Radian Escrow Services LLC	Delaware
Radian Guaranty Inc.	Pennsylvania
Radian Insurance Inc.	Pennsylvania
Radian Investment Group Inc.	Delaware
Radian Lender Services LLC	Delaware
Radian MI Services Inc.	Pennsylvania
Radian Mortgage Assurance Inc.	Pennsylvania
Radian Mortgage Capital LLC	Delaware
Radian Mortgage Services Inc.	Delaware
Radian Real Estate Management LLC	Delaware
Radian Real Estate Services Inc.	Delaware
Radian Reinsurance Inc.	Pennsylvania
Radian REM LLC	Utah
Radian Settlement Services Inc.	Pennsylvania
Radian Settlement Services of Utah LLC	Utah
Radian Technology Services LLC	Delaware
Radian Title Agency Of Texas LLC	Texas
Radian Title Insurance Inc.	Ohio
Radian Title Services Inc.	Delaware
Radian Valuation Services LLC	Pennsylvania
Red Bell Ohio, LLC	Delaware
Red Bell Real Estate, Inc.	California
Red Bell Real Estate, LLC	Delaware
(1)Unless otherwise noted, all subsidiaries are 100% directly or indirectly owned by Radian Group Inc.
(2)51% owned subsidiary of Radian Title Services Inc., a wholly owned subsidiary of Radian Group Inc.